                               SHARE EXCHANGE AGREEMENT



                                     dated as of



                                    June 30, 1996



                                       between



                             NETWORK LONG DISTANCE, INC.


                                         and


                             LONG DISTANCE TELECOM, INC.

                                         and

                                     SHAREHOLDERS
                                          OF
                             LONG DISTANCE TELECOM, INC.

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                      ARTICLE I
                                     TRANSACTION

Section 1.1  Share Exchange                                                    1


                                      ARTICLE II
                                       CLOSING

Section 2.1  Closing                                                           2
Section 2.2  Location of Closing                                               2


                                     ARTICLE III
                                CONDITIONS OF CLOSING

Section 3.1  Conditions Precedent to the Closing                               2
Section 3.2  Additional Conditions Precedent to the Closing                    3
Section 3.3  Legends                                                           4


                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

Section 4.1  Corporate Existence and Power                                     4
Section 4.2  Authorization; Contravention; Modifications                       5
Section 4.3  Approvals                                                         5
Section 4.4  Binding Effect                                                    5
Section 4.5  Financial Information                                             6
Section 4.6  Taxes                                                             6
Section 4.7  Litigation                                                        6
Section 4.8  Compliance with Laws                                              7
Section 4.9  Subsidiaries                                                      7
Section 4.10  Debt                                                             7
Section 4.11  No Default                                                       7
Section 4.12  Capitalization                                                   7
Section 4.13  Material Contracts                                               9
Section 4.14  Investment Intent                                                9
Section 4.15  Fees for Brokers and Finders                                    10
Section 4.16  Misstatements                                                   10
Section 4.17  Company Representations                                         10
Section 4.18  LDT Representations                                             11

                                      ARTICLE V
                                     TERMINATION

Section 5.1  Termination                                                      12
Section 5.2  Expenses and Fees                                                13


                                      ARTICLE VI
                                    MISCELLANEOUS

Section 6.1  Notices                                                          13
Section 6.2  No Waivers; Remedies; Specific Performance                       13
Section 6.3  Amendments, Etc                                                  14
Section 6.4  Accounting Terms and Determinations                              14
Section 6.5  Governing Law                                                    14
Section 6.6  Counterparts; Effectiveness                                      14
Section 6.7  Severability of Provisions                                       14
Section 6.8  Headings and References                                          14
Section 6.9  Survival                                                         14
Section 6.10  Non-Exclusive Jurisdiction                                      15
Section 6.11  Waiver of Jury Trial                                            15
Section 6.12  Affiliate                                                       15
Section 6.13  Non-Recourse                                                    15
Section 6.14  Entire Agreement                                                15
Section 6.15  Attorney's Fees                                                 16

                                        ANNEX


Annex A            -    Definitions


                                       EXHIBITS



Exhibit 3.1(f)(1)  -    Certificate of Secretary of the Company or LDT
Exhibit 3.1(f)(2)  -    Certificate of Officer of the Company or LDT
Exhibit 3.1(f)(5)  -    Opinion of Counsel for the Company
Exhibit 3.1(f)(6)  -    Opinion of Counsel for LDT

                               SHARE EXCHANGE AGREEMENT


         SHARE EXCHANGE AGREEMENT dated as of June 30, 1996 between NETWORK LONG DISTANCE, INC., a Delaware corporation (the "COMPANY"), and LONG DISTANCE TELECOM, INC., a Virginia corporation and the SHAREHOLDERS OF LONG DISTANCE TELECOM, INC. (collectively known as "LDT").

         Terms not otherwise defined in this Share Exchange Agreement have the meanings stated in Annex A.

         The parties agree as follows:


                                      ARTICLE I

                                     TRANSACTIONS

         SECTION 1.1 SHARE EXCHANGE. Subject to the terms and conditions set forth in this Agreement,

              (a)  at the Closing,

    (1) the Company shall issue, sell and deliver to LDT shareholders, in consideration of the sale and delivery to the Company all of the LDT Shares, and LDT shall purchase, accept and acquire from the Company, that number of shares of Common Stock (the "COMPANY SHARES") which has been valued at $3,650,000, with the number of shares of Common Stock determined by dividing $3,650,000 by the average of the closing price of the Company's Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") over the fifteen trading days prior to the Closing; and

    (2) LDT shall sell and deliver to the Company, in consideration of the issuance, sale and delivery to LDT of the Company Shares, and the Company shall purchase, accept, and acquire from LDT, 100,000,000 shares of voting common stock, no par value, of LDT (the "LDT SHARES"), which represent all the issued and outstanding shares of such common stock; and

    (3) The Company shall file a registration with respect to the Company Shares, with the Securities and Exchange Commission, in full compliance with all the applicable rules thereof, within sixty (60) days of the Closing Date and maintain a current registration statement with respect to the Company Shares for a period of two (2) years from the effective date of the registration statement. In no event will the Company allow the registration statement to be declared effective prior to a public announcement by the Company of one (1) full month's combined operations of LDT and the Company. Said public announcement shall be made within fifteen (15) days after one (1) full month of combined operations of LDT and the Company, and not later than August 15, 1996. The first full month of combined operations of the Company shall commence on July 1, 1996 and end on July 31, 1996.

                                      ARTICLE II

                                       CLOSING

         SECTION 2.1  CLOSING.  The closing of the transaction subject to
Section 1.1 ( the "CLOSING TRANSACTION") shall take place (the "CLOSING") on or before June 30, 1996 (the "CLOSING DATE").

         SECTION 2.2 LOCATION OF CLOSING. The Closing shall take place at the corporate offices of the Company at its address stated on the signature pages of this Share Exchange Agreement or at such other location as agreed to by the parties.


                                     ARTICLE III

                                CONDITIONS OF CLOSING

         SECTION 3.1 CONDITIONS PRECEDENT TO THE CLOSING. The obligations of each party under this Share Exchange Agreement with respect to the Transaction are subject to the satisfaction of each of the following conditions, unless such conditions either are required to be satisfied by such party (for the benefit of the other party) or are waived by such party at or before the Closing:

              (a) each party shall have obtained, if necessary, from each Governmental Body or other person any Approval necessary or taken all actions required to be taken in connection with each Approval, for (1) the due execution and delivery by such party of each Transaction Document to which it is or may become a party, and (2) the conclusion of the Closing Transaction;

              (b) no Action shall be pending or, to the knowledge of either party, threatened against such party or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of the Closing;

              (c) neither party (1) is in violation of or default, in any material respect, with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, (2) would be in violation of or default, in any material respect, with respect to the same in connection with or as a result of the conclusion of the Closing, or (3) has received notice that, in connection with or as a result of the conclusion of the Closing Transaction, as the case may be, it is or would be in violation of or default, in any material respect, with respect to the same;

              (d) the representations and warranties of the other party contained in each Transaction Document to which such other party is a party shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date;

              (e) the other party shall have performed, in all material respects, all of the covenants and other obligations that are required by the Transaction Documents to which it is a party to be performed by such other party at or before the Closing; and

              (f) the party shall have received from the other party the following, each dated the Closing Date, in form and substance reasonably satisfactory to the receiving party, and upon which the parties have expressly relied in entering into this Transaction:

         (1) a certificate of the Secretary or an Assistant Secretary of such other party substantially in the form of EXHIBIT 3.1(f)(1), with respect to (i) the articles of incorporation of such other party, (ii) the bylaws of such other party, (iii) the resolutions of the Board of Directors of such other party approving each Transaction Document and the other documents to be delivered by it under the Transaction Documents and (iv) the names and true signatures of the officers of such other party authorized to sign each Transaction Document to which such other party is a party as of the Closing Date, and the other documents to be delivered by such other party under such Transaction Documents;

         (2) a certificate of the President or a Vice President of such other party, substantially in the form of EXHIBIT 3.1(f)(2) to the effect that
    (i) the representations and warranties of such other party contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the Closing Date, and (ii) such other party has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it at or before the Closing;

         (3) a certificate of the Secretary of State of each jurisdiction in which such other party is incorporated, dated as of a recent date, as to the good standing of and payment of assessments by such other party and as to the charter documents of such other party on file in the office of the Secretary of State;

         (4) with respect to the Company and LDT, a favorable opinion of one or more counsel for the Company and LDT, which together are substantially in the form of EXHIBIT 3.1(f)(5) AND EXHIBIT 3.1(f)(6) RESPECTIVELY, in each case to the extent indicated therein as applicable to the Closing and as to other matters reasonably requested by the receiving party.

         SECTION 3.2 ADDITIONAL CONDITIONS PRECEDENT TO THE CLOSING. The obligations of each party under this Share Exchange Agreement with respect to the Closing Transaction are also subject to the satisfaction of each of the following conditions at or before the Closing, unless the conditions either are required to be satisfied by such party (for the benefit of the other party) or are waived by the party:

              (a) at least two-thirds (2/3) of the voting shares of LDT shall have duly approved this Agreement.;

              (b) on or within ten (10) business days of the Closing Date, the Company shall have duly executed and delivered to each of the Shareholders of LDT, who have not exercised dissenter's rights, one or more certificates representing the Company Shares; and

              (c) on or within ten (10) days of the Closing Date, LDT shall have delivered to the Company one or more certificates representing all of the LDT Shares, duly endorsed for transfer or together with a stock power duly endorsed for transfer.

         SECTION 3.3  LEGENDS.

              (a) Each certificate for Company Shares and any certificate for Company Shares issued in exchange or on conversion or upon transfer, except certificates for the Company Shares issued in connection with a sale registered under the Securities Act and except as provided below, shall bear legends similar to or having the following effect:

         (1) "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

         (2) "The shares represented by this certificate are subject to the restrictions contained in the Share Exchange Agreement dated as of June 30, 1996, a copy of which is on file at the office of the Secretary of the Company."

              (b) The legend stated in Section 3.3(a)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of legal counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

              (c) The legend stated in Section 3.3(a)(2) shall be removed at such time as the related securities are no longer subject to the Share Exchange Agreement or as may be sold under any exemptions from registration as provided by the Securities Act of 1933, as amended.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

         Each party represents and warrants, with respect to itself as follows (the Company or LDT being referred to in this Article IV as a "SUBJECT COMPANY"):

         SECTION 4.1 CORPORATE EXISTENCE AND POWER. The representing party, and the Subject Company each (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed and used or (ii) to carry on its business as now conducted and (B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Subject Company, and
(ii) the ability of the representing party or the Subject Company to perform its obligations under any Transaction Document to which it is or may become a party and (4) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

         SECTION 4.2 AUTHORIZATION; CONTRAVENTION; MODIFICATIONS. Subject to obtaining the Approvals referred to in Section 4.3, the execution and delivery by the representing party of each Transaction Document to which the representing party is or may become a party and the performance by it of its obligations under each such Transaction Document have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation or bylaws, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which the representing party or any of its properties may be bound or affected or (C) any agreement, indenture or other instrument to which the representing party is a party or by which the representing party or its properties may be bound or affected, (2) except as contemplated by the Transaction Documents, result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by the representing party.

         SECTION 4.3  APPROVALS.

              (a) No prior approval of any Governmental Body or other person, except as provided herein, is required or advisable on the part of the representing party for (1) the due execution and delivery by the representing party of any Transaction Document to which it is or may become a party, (2) the conclusion of the Closing Transaction, and (3) the performance by the representing party of its obligations under each Transaction Document to which it is or may become a party with respect to the Closing Transaction.

         SECTION 4.4 BINDING EFFECT. Each Transaction Document to which the representing party is or may become a party is, or when executed and delivered in accordance with this Share Exchange Agreement will be, the legally valid and binding obligation of the representing party enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         SECTION 4.5  FINANCIAL INFORMATION.

              (a) The consolidated balance sheets of the Subject Company and its Consolidated Subsidiaries, if any, as of the last day of its latest two (2) fiscal years (the "Balance Sheet Date") and the related consolidated statements of operations, shareholders' equity and cash flows for the last day of its latest three (3) years then ended, reported on by the independent public accountants of the representing party (and, with respect to the Company, filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the year ended March 31, 1996 to be filed on or about June 30,
1996), a true and complete copy of which has been delivered to the other party, fairly present the consolidated financial position of the Subject Company and its Consolidated Subsidiaries, if any, as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP and Regulation S-X of the Securities Act of 1933 applied on a consistent basis except as described in the footnotes to such financial statements or as disclosed in writing to the other party, which writing makes reference to this Agreement.

              (b) The representing party has made available to the other party copies of each management letter, if any, delivered to the representing party by the independent public accountants of the representing party in connection with the financial statements referred to in this Section 4.5 or relating to any review by them of the internal controls of the Subject Company and its Consolidated Subsidiaries, if any, during the three years ended on its Balance Sheet Date or thereafter, and has made available for inspection all reports and working papers produced or developed by them or management in connection with their examination of those financial statements, as well as all such reports and working papers for prior periods for which any liability of the Subject Company and its Subsidiaries, if any, for Taxes has not been finally determined or barred by applicable statutes of limitation.

         SECTION 4.6 TAXES. Each of the Subject Company and its Subsidiaries, if any, has filed all Tax Returns that are required to be filed with any Governmental Body and has paid all Taxes due pursuant to the Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Material Adverse Effect. No issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns are currently pending


         SECTION 4.7  LITIGATION.

              (a) Except as previously disclosed to the other party in writing, which writing makes reference to this Agreement, there is no Action pending or, to the knowledge of the representing party, threatened against the Subject Party or any of its Subsidiaries, if any, that (1) involves the Transaction or (2) individually or in the aggregate, if determined adversely to any of them, could result in a liability to any of them in an amount that could have a Material Adverse Effect.

              (b) There is no Action pending or, to the knowledge of the representing party, threatened against the representing party, any of its Subsidiaries, if any, or any other person that involves the Transaction or any property owned, leased, licensed or used by the representing party or such Subsidiary that, individually or in the aggregate, if determined adversely to any of them, could have a Material Adverse Effect.

         SECTION 4.8 COMPLIANCE WITH LAWS. None of the Subject Company and its Subsidiaries, if any, is in, and none of them has received notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not have a Material Adverse Effect.

         SECTION 4.9  SUBSIDIARIES.

              (a) The representing party has previously delivered to the other party a correct and complete list of the Subsidiaries, if any, of the Subject Company, which list makes reference to this Agreement, showing the following as of the date of this Share Exchange Agreement with respect to each such
Subsidiary: (1) the jurisdiction of its incorporation; and (2) the directors and officers of the Subsidiary as of the Closing Date.

         SECTION 4.10 DEBT. The representing party has previously disclosed to the other party in writing, which writing makes reference to this Agreement, a correct and complete description and list of the following: (1) all credit agreements, indentures, purchase agreements, Guarantees, Capitalized Leases and other Investments, agreements and other arrangements presently in effect providing for or relating to individual Debt in any amount greater than $90,000 with respect to LDT and $250,000 with respect to the Company; (2) the maximum principal or face amounts of such Debt outstanding or which may be outstanding under each of those agreements and other arrangements; and (3) the maturity date or dates of such Debt.

         SECTION 4.11 NO DEFAULT. Except as previously disclosed to the other party in writing, which writing makes reference to this Agreement, none of the Subject Company and its Subsidiaries, if any, are in default with respect of any obligation under any credit agreement, indenture, purchase agreement, Guarantee, Capitalized Lease and other Investment, agreement or arrangement referred to in
Section 4.12, which default either alone or together with any other default, entitles another party thereto, with the giving of notice or the passage of time or both, to terminate or modify the rights and obligations of the parties thereunder or with respect thereto or to accelerate, increase or otherwise modify any obligation of the Subject Company or any of its Subsidiaries, if any, thereunder.

         SECTION 4.12  CAPITALIZATION.

              (a)  With respect to the Company,

         (1) the authorized capital stock of the Company as of its fiscal year ended March 31, 1996 consisted of (A) 20,000,000 shares, par value $.0001, of Common Stock, of which 3,935,183 shares are issued and outstanding as of its fiscal year ended March 31, 1996, and (B) 25,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding;
         (2) the number of shares of Common Stock as of the date hereof (A) issued and outstanding, (B) held in the treasury of the Company, and (C) reserved for issuance upon exercise of outstanding stock options granted by the Company together with the exercise prices therefor has been previously disclosed to LDT pursuant to the Company's form 10-K for March 31, 1996.

              (b)  With respect to LDT,

         (1) the authorized capital stock of LDT consists of 100,000,000 shares of voting common stock, no par value, of which 100,000,000 shares are issued and outstanding. LDT does not have a class of preferred stock authorized;

              (c) except as set forth above, no Equity Securities of the Subject Company are issued, reserved for issuance or currently outstanding.

              (d) All outstanding shares of capital stock of the Subject Company are, and all shares that may be issued pursuant to the exercise of the Outstanding Options, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and, except as provided in the Transaction Documents, are not subject to preemptive rights.

              (e) Except with respect to the Outstanding Options and the Transaction Documents, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Subject Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Subject Company may vote.

              (f) Except with respect to the Outstanding Options and the Transaction Documents, there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of the Subject Company.

              (g) Except with respect to the Outstanding Options and the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the Subject Company and its Subsidiaries, if any, is a party or by which any of them is bound obligating the Subject Company or such Subsidiary, if any, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of the Subject Company or such Subsidiary, if any, or obligating the Subject Company or such Subsidiary, if any, to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

              (h) Except as previously disclosed to the other party in writing, which writing makes reference to this Share Exchange Agreement, there are no outstanding contractual obligations, commitments, understandings or arrangements of any of the Subject Company and its Subsidiaries, if any, to repurchase, redeem or otherwise acquire, reacquire or make any payment in respect of any shares of Equity Securities of the Subject Company or such Subsidiary, if any.

              (i) Except with respect to statutory restrictions of general application, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of the Subject Company.

              (j) Except as contemplated by this Share Exchange Agreement , there are no agreements or arrangements to which any of the Subject Company and its Subsidiaries, if any, is a party pursuant to which the Subject Company is or could be required to register shares of common stock or other securities under the Securities Act.

              (k) Equity Securities of the Subject company that were issued and reacquired by the Subject Company were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and the Subject Company has no liability with respect to the reacquisition or reissuance of the Equity Securities.

         SECTION 4.13  MATERIAL CONTRACTS.   The representing party has
previously disclosed to the other party in writing, which writing makes reference to this Agreement, a correct and complete description and list of the following (collectively, the "MATERIAL CONTRACTS") with respect to any of the Subject Company and its Subsidiaries, if any:

              (a) agreements with investment bankers, brokers, finders, consultants and advisers engaged by or on behalf of the Subject Company or such Subsidiary with respect to the Transaction;

              (b) agreements with any shareholder having beneficial ownership of 5.0% or more of the shares of common stock of the Subject Company then issued and outstanding, director or officer of the Subject Company or such Subsidiary and all shareholders' agreements and voting trusts; and

              (c) agreements not made in the ordinary course of business and which are materially adverse to the business of the Subject Company or such Subsidiary.

         SECTION 4.14  INVESTMENT INTENT.

              (a) The representing parties acknowledge that the Company is issuing the Company Shares and that LDT is selling the LDT Shares, in each case pursuant to the terms of the Transaction Documents, in reliance upon the exemption afforded by Sections 3(b) and Regulation D thereunder and/or Section 4(2) of the Securities Act for the transactions by an issuer not involving any public offering.

              (b) The representing party (1) represents that it is acquiring securities pursuant to Section 1.1 for investment and without any view toward distribution of any of the securities to any other person and (2) agrees that it will not sell or otherwise dispose of the securities except in compliance with the registration requirements or exemption provisions under the Securities Act.

         SECTION 4.15 FEES FOR BROKERS AND FINDERS. The representing party and its Subsidiaries, if any, and other Affiliates have not authorized any person to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from any of the representing party, such Subsidiaries, if any, and such other Affiliates upon the conclusion of or in connection with the Transaction.

         SECTION 4.16 MISSTATEMENTS. Except to the extent revised or superseded by a subsequent certificate, schedule or report furnished to the other party, no information, certificate, schedule or report furnished by or on behalf of the representing party to the other party with respect to any of the Subject Company and its Subsidiaries, if any, in connection with the negotiation of any Transaction Document or the satisfaction of any condition under any Transaction Document contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

         SECTION 4.17  COMPANY REPRESENTATIONS.  With respect to the Company:

              (a) RECOMMENDATIONS. The Board of Directors of the Company, at a meeting duly called and held, has duly (1) determined that the Transaction Documents and the Transaction, taken as a whole, are in the best interests of the Company and its shareholders and (2) approved the Transaction Documents and the Transaction.

              (b) SHAREHOLDER APPROVAL. None of the Closing Transactions is required to be approved by the holders of shares of any class of Equity Securities of the Company.

              (c) NO RESTRICTION ON LDT. No provision of the articles of incorporation or bylaws of the Company or any other agreement, indenture or other instrument to which Company or its properties are subject (1) directly or indirectly restricts or impairs the right or ability of LDT to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, Equity Securities of the Company that may be acquired or controlled by LDT, including, without limitation, restrictions based upon the size of the security holdings of LDT, the business in which it is engaged or other considerations applicable to it and not to security holders generally, or (2) permits any other securityholder of the Company to acquire securities of the Company on a basis not available to LDT if LDT were to acquire Equity Securities of the Company.

              (d) SEC DOCUMENTS. The Company has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by the Company since January 1, 1994 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). The Company has delivered to LDT all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and the Subsidiaries, if any, included in all SEC Documents, including any amendments thereto (the "SEC FINANCIAL STATEMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

              (e) POOLING OF INTERESTS; REORGANIZATION. To the knowledge of the Company, the Company has not (i) taken any action or failed to take any action which action or failure to take action would jeopardize the treatment of the Transaction as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Transaction as a reorganization within
the meaning of the Code.   Without limiting the foregoing: (i) all of the LDT's
assets will continue to be held by the Company immediately after the Closing for a period of at least two (2) years , (ii) the Company has no plan or intention: to sell or otherwise dispose of any LDT Stock, or to sell or otherwise dispose of (except in the ordinary course of business) any of its assets, (iii) following the Closing, the Company will continue at least one significant business line of LDT, or use at least a significant portion of LDT's historic business assets in a business, in each case within the meaning of Treas. Reg.
Section 1.368-1(d), (iv) neither the Company nor any of its Subsidiaries, if any, own, nor have any of them owned during the past five (5) years, any capital stock of LDT, and (v) the Company will issue a press release or other form of public announcement which sets forth the one (1) month financial results of the combined operations no later than fifteen (15) days from the month following the Closing Date.

         SECTION 4.18   LDT REPRESENTATIONS.  With respect to LDT:

              (a) TAX AUDITS. LDT became a corporation on June 7, 1996 and effected a merger with Telecommunications Ventures Limited Partnership I to exchange their partnership interests in exchange for the Common Stock of LDT pursuant to a plan of merger. In the event LDT is audited by the IRS prior to the expiration of the applicable statute of limitations with respect to its business activities or this Transaction, LDT will so notify the Company. In addition, LDT agrees to allow Company's accountants to review the short period federal and state partnership returns for the period therein ending on the Closing Date of this Transaction. LDT will provide final copies to Company for review at least ten (10) days prior to filing.

              (b)  POOLING OF INTERESTS; REORGANIZATION.   To the knowledge of
LDT, it has not (i) taken any action or failed to take any action which action or failure to take action would jeopardize the treatment of the Transaction as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Transaction as a reorganization within the meaning of the
Code.   Without limiting the foregoing: (i) to the knowledge of the shareholders and executive officers of LDT, there is no plan or intention on the part of the holders of LDT Stock to sell, exchange or otherwise dispose of a number of the Company Shares except as is provided for in this Share Exchange Agreement that would cause paragraph 2 of Section 7.03 of Rev. Proc. 77-37 (as amplified) not to be true as applied to the Transactions, and the only LDT shareholder beneficially owning more than 5% of the outstanding LDT Stock is Margaret Chopek, (ii) as of the Closing Date and immediately following the Closing Date, the Company will hold "substantially all" of LDT's assets within the meaning of the Code and Rev. Proc. 77-37 (as amplified), (iii) there is no intercorporate indebtedness between the Company and LDT, and (iv) LDT has no plan or intention for the Company to issue additional shares of its common stock following the Closing.


                                      ARTICLE V

                                     TERMINATION

         SECTION 5.1  TERMINATION.

              (a)  The obligations of the parties under Section 1.1(a) and
Article IV with respect to the Closing may be terminated at any time prior to the Closing Date, in each case, as the case may be, by:

    (1)  the mutual consent of the Company and LDT;

    (2) the Company, if the conditions to be satisfied by LDT set forth in Sections 3.1 and 3.2 shall not have been met within ten (10) days after the Closing Date;

    (3) the Company, if a representation, warranty or covenant of LDT set forth in a Transaction Document is breached or violated by LDT in any material respect;

    (4) LDT, if the conditions to be satisfied by the Company set forth in Sections 3.1 and 3.2, 3.3 shall not have been met within ten (10) days after the Closing Date;

    (5) LDT, if a representation, warranty or covenant of the Company set forth in a Transaction Document is breached or violated by the Company in any material respect;

              (b) Any termination of the obligations of the parties shall be made by written agreement or by written notice from the terminating party to the other parties;

              (c)  The termination of the obligations of the parties under this
Section 5.1 shall not relieve any party of any liability for a breach of any warranty, covenant or agreement, or for any misrepresentation, under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any breach or misrepresentation; or

    (6) Either the Company or LDT if the shareholders of LDT do not approve the Transaction by September 1, 1996.

         SECTION 5.2  EXPENSES AND FEES.

              (a) ACCOUNTING FEE. If the Company should terminate this agreement for any reason prior to Closing the Company shall promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, reimburse LDT for all reasonable accounting fees and expenses incurred in connection with this Transaction.

              (b)  OTHER EXPENSES.  Except as otherwise provided in this
Section 5.2, whether or not the Transaction is concluded, all costs and expenses incurred in connection with the Transaction Documents and the Transaction shall be paid by the party incurring such expenses.


                                      ARTICLE VI

                                    MISCELLANEOUS


         SECTION 6.1 NOTICES. All notices, requests and other communications to any party or under any Transaction Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Share Exchange Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgment of delivery is received.

         SECTION 6.2  NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

              (a) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

              (b) In view of the uniqueness of the Transaction and the business, properties, operations, prospects and condition (financial and otherwise) of the Company, LDT and their respective Subsidiaries, if any, neither party would have an adequate remedy at law for money damages in the event that any of the Transaction Documents is not performed in accordance with its terms, and therefore each party agrees that the other party shall be entitled to specific enforcement of the terms of each Transaction Document in addition to any other remedy to which it may be entitled, at law or in equity.

         SECTION 6.3 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Transaction Document, and no consent to any departure by a party to a Transaction Document from any provision of the Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other parties to the Transaction Document, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 6.4 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified, all accounting terms shall be interpreted, all accounting determinations shall be made, all records and books of account shall be kept and all financial statements required to be prepared or delivered shall be prepared in accordance with GAAP and Regulation S-X of the Securities Act of 1933, as amended, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the latest audited financial statements referred to in Section 4.5.

         SECTION 6.5 GOVERNING LAW. Each Transaction Document shall be governed by and construed in accordance with the internal laws of the State of Delaware and the State of Virginia. All rights and obligations of the Company and LDT shall be in addition to and not in limitation of those provided by applicable law.

         SECTION 6.6 COUNTERPARTS; EFFECTIVENESS. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

         SECTION 6.7 SEVERABILITY OF PROVISIONS. Any provision of any Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Transaction Document or affecting the validity or enforceability of the provision in any other jurisdiction.

         SECTION 6.8 HEADINGS AND REFERENCES. Article and section headings in any Transaction Document are included in the Transaction Document for the convenience of reference only and do not constitute a part of the Transaction Document for any other purpose. References to parties and articles and sections in any Transaction Document are references to the parties to or the articles and sections of the Transaction Document, as the case may be, unless the context shall require otherwise.

         SECTION 6.9  SURVIVAL.   Except as otherwise specifically provided in
any Transaction Document, and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under the Transaction Document, (1) each representation and warranty of each party to the Transaction Document contained in or made pursuant to the Transaction Document shall survive the Closing and remain in full force and effect until the date that is the second anniversary of the Closing Date and (2) the other party may assert or commence an Action against the party with respect to the breach of any such representation or warranty of the party on or before such date and may maintain any such Action thereafter. Each covenant or agreement of a party to a Transaction Document required to be performed on or after a Closing shall remain in full force and effect thereafter in accordance with its terms.

         SECTION 6.10 NON-EXCLUSIVE JURISDICTION. Each party (1) agrees that any Action with respect to any Transaction Document may be brought in the courts of the State of Louisiana, or Virginia or applicable District Court of the United States of America, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions; PROVIDED, HOWEVER, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above.

         SECTION 6.11 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under any Transaction Document or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with any Transaction Document and agrees that any Action shall be tried before a court and not before a jury.

         SECTION 6.12 AFFILIATE. Nothing contained in the Transaction Documents shall constitute LDT an "affiliate" of any of the Company and its Subsidiaries, if any, within the meaning of Rule 13e-3 under the Exchange Act.

         SECTION 6.13 NON-RECOURSE. No recourse under any of the Transaction Documents shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the shareholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Share Exchange Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

         SECTION 6.14 ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, the Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents. All references to this Share Exchange Agreement herein and in all opinions, certificates and other documents delivered pursuant to or otherwise delivered in connection with this Share Exchange Agreement shall be deemed to refer to this Agreement.

         SECTION 6.15 ATTORNEY'S FEES. If an attorney shall be retained to interpret or enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, including any such fees set by the trial or appellate court upon trial or appeal. A party shall be considered the prevailing party for the purposes of this section in the event it is awarded a monetary judgment and/or equitable relief against the other party by a court of competent jurisdiction, or in the event that a legal proceeding instituted against it by the other party to interpret or enforce the provisions of this Share Exchange Agreement is dismissed voluntarily or by court order, or judgment is entered in favor of the defendant.

    IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above as provided herein.

                                    NETWORK LONG DISTANCE, INC.



                                    By:
                                       --------------------------------
                                         Michael M. Ross, President
                                    Address:  525 Florida Street
                                              Baton Rouge, Louisiana 70801

                                    Telecopy: (800) 349-3579


                                    LONG DISTANCE TELECOM, INC.


                                    By:
                                       --------------------------------
                                         Margaret S. Chopek, President
                                    Address:  142 East Davis Street
                                              Culpeper, Virginia  22701

                                    Telecopy: (540) 825-6427

                                    SHAREHOLDERS OF
                                    LONG DISTANCE TELECOM, INC.

                                    By:
                                       --------------------------------
                                         Margaret Stiteler Chopek
                                    Address:  10095 Lawyers Road
                                              Vienna, Virginia  22181


                                    By:
                                       --------------------------------
                                         Linda L. Astle
                                    Address:  47579 Sandbank Square
                                              Sterling, Virginia  20165

                                    By:
                                       --------------------------------
                                         James H. and Carolyn A. Bancroft
                                    Address:  8515 Cottage Street
                                              Vienna, Virginia  22180


                                    By:
                                       --------------------------------
                                         Robert K. and Candia C. Barry
                                    Address:  875 Springbank Lane
                                              Wayne, Pennsylvania  19087-1951


                                    By:
                                       --------------------------------
                                         Robert F. and Kathleen R. Bottone
                                    Address:  55 Beacon Hill Lane
                                              New Canaan, Connecticut  06840


                                    By:
                                       --------------------------------
                                         Mr. Dan Burke
                                    Address:  20860 Cardiff Court
                                              Ashburn, Virginia  22011


                                    By:
                                       --------------------------------
                                         Wesley J. and Jane Cantrall
                                    Address:  17083 Paloma Circle
                                              Round Hill, Virginia  22141


                                    By:
                                       --------------------------------
                                         Joseph B. Chopek

                                    Address:  10095 Lawyers Road
                                              Vienna, Virginia  22181


                                    By:
                                       --------------------------------
                                         Joseph J. Coury
                                    Address:  Coury Financial Services
                                              One Skyline Tower
                                              5107 Leesburg Pike, Suite 2103
                                              Falls Church, Virginia  22041


                                    By:
                                       --------------------------------
                                         David Harbold
                                    Address:  5610 Willow Crossing Court
                                              Clifton, Virginia  22024


                                    By:
                                       --------------------------------
                                         Cathleen G. Hook
                                    Address:  Post Office Box 436
                                              Shadyside, Maryland  20764


                                    By:
                                       --------------------------------
                                         Brian R. and Elizabeth J. Jack
                                    Address:  5108 Dewdrop Lane
                                              Fort Worth, Texas  76123


                                    By:
                                       --------------------------------
                                         Clarence and Elizabeth Kunstmann
                                    Address:  9418 Baybreeze Court
                                              Port Royal, Virginia  22535


                                    By:
                                       --------------------------------
                                         Robert J. and Judith A. Prochko
                                    Address:  8412 Brewster Drive
                                              Alexandria, Virginia  22308

                                    By:
                                       --------------------------------
                                         Charles W. and Marian Rochner
                                    Address:  4867 Ashford Dunnwoody Rd., #4008
                                              Atlanta, Georgia  30338


                                    By:
                                       --------------------------------
                                         Maj. Gen. Robert Seedlock
                                    Address:  3 Plantation Court
                                              Savannah, Georgia  31419-2731

                                    By:
                                       --------------------------------
                                         John Spargo
                                    Address:  Spargo & Associates
                                              4400 Fair Lakes Court
                                              Fairfax, Virginia  22033


                                    By:
                                       --------------------------------
                                         Carlton L. and Nina T. Stiteler
                                    Address:  820 Mulberry Lane
                                              Culpeper, Virginia  22701


                                    By:
                                       --------------------------------
                                         Charles O. and Wynnell E. Turner
                                    Address:  201 Johnstone Street
                                              Lexington, Virginia 24450


                                    By:
                                       --------------------------------
                                         Tracy Rutherford
                                    Address:  1348 Rocky Lane
                                              Front Royal, Virginia  22630


                                    By:
                                       --------------------------------
                                         Dr. Gladys H. Hirschman
                                    Address:  700 New Hampshire Ave., #101
                                              Washington, D.C.  20037


                                    By:
                                       --------------------------------
                                    Address:  I&B Partnership
                                              8446 Maple Lawn Drive

                                              Rapidan, Virginia  22733


                                    By:
                                       --------------------------------
                                         James L. and Amy L. Inskeep, Jr.
                                    Address:  10215 Inskeep Lane
                                              Rapidan, Virginia  22733



                                    By:
                                       --------------------------------
                                         James W. and Ellen I. Jones
                                    Address:  10249 Inskeep Lane
                                              Rapidan, Virginia  22733


                                    By:
                                       --------------------------------
                                         Joseph Ray Daniel
                                    Address:  Post Office Box 1148
                                              Culpeper, Virginia  22701


                                    By:
                                       --------------------------------
                                         The Estate of Norman B. Martin
                                    Address:  1300 Sunset Lane, Suite 3210
                                              Culpeper, Virginia  22701



                                    By:
                                       --------------------------------
                                         Joseph C. Kincheloe
                                    Address:  18039 Birmingham Road
                                              Culpeper, Virginia  22701


                                    By:
                                       --------------------------------
                                         Les Ulanow
                                    Address:  Ex-Cell Fiber Supply, Inc.
                                              1312 Half Street, S.E.
                                              Washington, D.C.  20003

                                   DEFINITION ANNEX


         "ACTION" against a person means an action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body.

         "AFFILIATE" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, if any, (2) that directly or indirectly beneficially owns or holds 5.0% or more of any class of voting stock of the person or any of its Subsidiaries, if any, or (3) 5.0% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries, if any. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

         "BENEFICIAL OWNERSHIP" has the meaning assigned to that term in
Section 13(d) of the Exchange Act.

         "BEST EFFORTS" means the use of all reasonable efforts, including, without limitation, the expenditure of amounts reasonably related to the objective sought to be achieved, with respect to matters and actions over which the person has or could reasonably be expected to exert any control or influence.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Louisiana or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

         "CAPITALIZED LEASE" means any lease that is or should be capitalized and appear on the balance sheet of the lessee.

         "CLOSING DATE" means the Closing Date as may be established by the parties.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" has the meaning stated in Section 1.1 of this Agreement.

         "COMPANY" means Network Long Distance, Inc., a Delaware corporation, and its successors.

         "COMPANY SHARES" means, collectively, the shares to be issued to LDT at the Closing.

         "CONSOLIDATED" means, as applied to any financial or accounting term, the term determined on a consolidated basis for a person and its Subsidiaries, if any, excluding intercompany items and minority interests.

         "CONSOLIDATED SUBSIDIARY" of a person at any date means any Subsidiary of the person or other entity the accounts of which would be consolidated with those of the person in its consolidated financial statements as of that date.

         "DEBT" of a person at any date means, without duplication, the sum of
(1) all obligations of the person (A) for borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments, (C) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (D) as lessee under Capitalized Leases, (E) under letters of credit issued for the account of the person and (F) arising under acceptance facilities, plus (2) all Debt of others Guaranteed by the person, plus (3) all Debt of others secured by a Lien on any asset of the person and whether or not such Debt is assumed by the person.

         "DOLLARS" AND "$" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

         "EQUITY SECURITIES" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations thereunder.

         "CLOSING DATE" has the meaning stated in Section 2.1 of this Agreement.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

         "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

         "LDT" means Long Distance Telecom, Inc., a Virginia corporation, and successors.

         "GUARANTEE" by any person means any obligation, contingent or otherwise, of the person directly or indirectly guaranteeing any Debt of any other person or in any manner providing for the payment of any Debt of any other person or the investment of funds in any other person or otherwise protecting the holder of the Debt against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or other-

wise), but the term "GUARANTEE" does not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a correlative meaning.

         "LDT" has the meaning stated in Section 1.1(a)(2).

         "LDT SHARES" has the meaning stated in Section 1.1(a)(2) of this Agreement.

         "KNOWLEDGE" with respect to a representation or warranty of a party contained in any Transaction Document means, after due inquiry by the representing party of each of the following persons, the actual knowledge of any of the officers or other employees of the representing party having managerial responsibility for the portion of the operations, assets or liabilities of the representing party and its Subsidiaries, if any, with respect to which such knowledge of the person is being represented.

         "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any Capitalized Lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "MATERIAL ADVERSE EFFECT" means, with respect to a circumstance or event subject to a representation, warranty, covenant or other agreement of a person or any of its Subsidiaries, if any, in any Transaction Document that includes a reference therein to the possible occurrence of a Material Adverse Effect, whether considered individually or together in the aggregate with all other circumstances or events that are the subject of the same representation, warranty, covenant or other agreement, a material adverse effect on the business, properties, operations, prospects, condition (financial or otherwise) or capitalization of the person and its Subsidiaries, if any, taken as a whole, or the ability of the person to perform its obligations under any Transaction Document to which it is or may become a party.

         "MATERIAL CONTRACT" means an agreement referred to in Section 4.15.

         "NASDAQ" has the meaning stated in Section 1.1(a)(1) of this Agreement.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Body.

         "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "PROPRIETARY RIGHTS" means all copyrights, uncopyrighted works, trademarks, trademark rights, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions, licenses, permits, trade secrets, know-how, inventions, computer software, seismic data and intellectual property rights and other proprietary rights together with applications and licenses for, and the goodwill of the business relating to, any of the foregoing.

         "RECOMMENDATIONS" has the meaning set forth in Section 4.19 of this Agreement.

         "REGULATION" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

         "SEC DOCUMENTS" has the meaning stated in Section 4.19(c) of this Agreement.

         "SEC FINANCIAL STATEMENTS" has the meaning set forth in Section 4.19(c) of this Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the related rules and regulations thereunder.

         "STATE" means the State of Louisiana or Virginia, as appropriate.

         "SUBSEQUENT EVENT" means, with respect to a party (the "AFFECTED PARTY"), any of the following, in each case whether or not any shall have exercised and delivered, or exercised any rights or performed any obligations under, any of the Transaction Documents:

              (1) the affected party or any of its Subsidiaries, if any, without having received the prior written consent of the other party, shall have entered into an agreement with respect to a Business Combination Transaction, or the board of directors of the affected party shall have recommended that the shareholders of the affected party approve or accept any Business Combination Transaction;

              (2) the affected party or any of its Subsidiaries, if any, without having received the prior written consent of the other party, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement with respect to a Business Combination Transaction, or the board of directors of the affected party shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, the Recommendations;

              (3) any person other than the other party or any Affiliate of the other party shall have acquired beneficial ownership or the right to acquire beneficial ownership of 30% or more of the outstanding shares of common stock of the affected party then issued and outstanding; or


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

              (4) any person shall have proposed a Business Combination Transaction (A) that the board of directors of the affected party determines in its good faith judgment is more favorable to the affected party's shareholders than the Transactions and (B) as a result of which the board of directors of the affected party concludes in good faith that termination of the Transaction Documents is necessary or appropriate in order for the board of directors of the affected party to act in a manner which is consistent with its fiduciary obligations under applicable law.

         "SUBSIDIARY" of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect not less than 50% of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or
(ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution.

         "TAXES" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Governmental Body.

         "TAX RETURN" means a report, return or other information required to be filed by a person with or submitted to a Governmental Body with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the person.

         "TRANSACTION DOCUMENTS" means, collectively, means this Agreement, and all other instruments and documents executed and delivered by any person in connection with the conclusion of one or more of the transactions contemplated thereby.

         "TRANSACTION" means, collectively, the transactions undertaken pursuant to or otherwise contemplated by, the Transaction Documents, including, without limitation, the Closing Transaction.

         "TRANSFER" means a sale, an assignment, a lease, a license, a grant, a transfer or other disposition of an asset or any interest of any nature in an asset. The term "TRANSFER" used as a verb has a correlative meaning.

         "WHOLLY-OWNED SUBSIDIARY" of a person means any Subsidiary all of the shares of capital stock or other ownership interests of which, except directors' qualifying shares, are at the time directly or indirectly owned by the person.


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